                                                             Exhibit (c)(8)

             SUBLEASE




             SUBLEASE

             between

     31100 SOLON ROAD, INC.

               and

AMERICAN CONSUMER PRODUCTS, INC.




       31100 Solon Road
       Solon, Ohio  44139




     As of February 24, 1988

                                   SUBLEASE

                         31100 Solon Road, Solon, Ohio
                        31100 Solon Road, Inc., Lessor
                   American Consumer Products, Inc., Lessee



                   Index                            Page

 1.  Leased Premises_____________________________      1

 2.  Term________________________________________      2

 3.  Rent________________________________________      2

 4.  Use_________________________________________      3

 5.  Prime Lease_________________________________      4

 6.  Condition of Leased Premises________________      4

 7.  Taxes_______________________________________      5

 8.  Utilities___________________________________      6

 9.  Insurance___________________________________      6

10.  Waiver of Subrogation_______________________      9

11.  Repairs and Maintenance_____________________      9

12.  No Waste____________________________________     10

13.  Alterations and Improvements by Lessee______     10

14.  Liens_______________________________________     11

15.  Non-Liability of Lessor_____________________     11

16.  Indemnification_____________________________     12

17.  Compliance with Laws________________________     12

18.  Fixtures and Equipment______________________     12

19.  Damage or Destruction_______________________     13

20.  Eminent Domain______________________________     14

21.  Lessee's Default; Lessor's Remedies_________     15

                   Index                            Page

22.  Signs_______________________________________     18

23.  Subletting and Assignment___________________     18

24.  Surrender___________________________________     18

25.  Sale by Lessor______________________________     19

26.  Reservation of Lessor_______________________     19

27.  Rent Demand_________________________________     19

28.  Subordination_______________________________     19

29.  Notices_____________________________________     20

30.  Holdover____________________________________     20

31.  Accord and Satisfaction_____________________     20

32.  Estoppel Certificates_______________________     20

33.  No Waiver___________________________________     21

34.  Quiet Enjoyment_____________________________     21

35.  Memorandum of Lease_________________________     21

36.  Entire Agreement____________________________     22

37.  Sublease Inures to the Benefit of Assignees_     22

38.  Mortgages___________________________________     22

39.  Governing Law_______________________________     22

40.  Successors__________________________________     22

41.  Lessee's Option to Purchase_________________     22

42.  Procedure Upon Tenant's Purchase____________     24

43.  Option to Renew Lease_______________________     26

44.  Force Majeure_______________________________     26





                                     (ii)

                                    SUBLEASE


               THIS SUBLEASE, made as of February 24, 1988, by and between 31100 SOLON ROAD, INC., an Ohio corporation, having its principal office at 31100 Solon Road, Solon, Ohio 44139 ("Lessor"), and AMERICAN CONSUMER PRODUCTS, INC., an Ohio corporation also having its principal office at 31100 Solon Road, Solon, Ohio 44139 ("Lessee").


                              W I T N E S S E T H:

               1.  Leased Premises.  Upon the provisions
and conditions hereinafter contained, Lessor does hereby let and lease to Lessee, and Lessee does lease from Lessor, that certain piece or parcel of real property situated in the City of Solon, Cuyahoga County, Ohio and more particu-larly described on Exhibit A attached hereto and made a part hereof, together with the one-story building located thereon containing approximately 197,000 square feet of floor area (the "Building"), all other structures, addi-tions and improvements presently located thereon and all facilities, fixtures, fittings, machinery, apparatus, in-stallations, furniture, equipment and other property there-unto belonging, all of which personal property is set forth on Exhibit B attached hereto and made a part hereof, to-gether with any additions and improvements to any of the foregoing, modifications thereof and substitutions therefor
(collectively, the "Leased Premises"), subject in all re-spects to the terms of the Prime Lease (as hereinafter defined), the terms of the AVA Assignment (as hereinafter defined) and the consent of AVA's Assignor incorporated in the AVA Assignment, and the terms and conditions herein-after set forth. The "Prime Lease" shall mean the Lease between the City of Solon ("Prime Lessor") as Lessor and American Automatic Vending Corporation (now known as The
Tranzonic Companies ["Tranzonic"]) as Lessee, dated as of March 1, 1968, and recorded at Volume 458, Page 229 of
Cuyahoga County Records (the "Records"), as amended by
Supplement to Lease, dated as of August 23, 1968, re-corded at Volume 467, Page 485 of Records and Third Supple-mental Lease, dated August 31, 1970, recorded at Volume
474, Page 637 of Records.  The interest of AAVC in the
Prime Lease was assigned to American Vending Associates
("AVA") by Assignment and Assumption of Lease dated August
31, 1983, recorded in Volume 83-0777, Page 51 of Records
(the "Tranzonic Assignment"), and was further assigned by AVA to Lessor by Assignment and Assumption of Lease ("AVA
Assignment") dated February 24, 1988, and recorded as Instrument No. ___ of Records.

               2.   Term.  TO HAVE AND TO HOLD the Leased
Premises unto Lessee for a Term of ten (10) years plus the period from the Commencement Date (as hereinafter defined) to March 1, 1988, commencing on the date upon which the AVA Assignment is recorded in Records (the "Commencement Date") and expiring on February 28, 1998, unless sooner terminated as hereinafter provided ("Initial Term"; the Initial Term and any Renewal Term(s) are collectively referred to as "Term"). In the event the Commencement Date shall not have occurred prior to March 1, 1988, then the Initial Term shall be ten (10) years, and shall expire on the day immediately preceding the tenth (10th) anniversary of the Commencement Date. Upon determination of the Commencement Date, Lessor and Lessee shall execute a Supplement to Lease prepared by Lessor stipulating the Commencement Date and the date upon which the Initial Term hereof shall expire. In the event that the Commencement Date is not determined on or prior to June 30, 1988, either Lessor or Lessee may terminate this Lease, effective upon the giving of written notice of such termination, whereupon this Lease shall be of no further force and effect, and neither party shall have any further rights or obligations hereunder.

               3. Rent. (a) Lessee covenants and agrees, without demand and without deduction or setoff of any kind, to pay rent for the Leased Premises to Lessor, at Lessor's address hereinafter specified for receipt of notices or at such other address as Lessor from time to time may desig-nate in writing, as follows: (i) during the first Lease Year, the sum of Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00), in equal monthly installments of Twenty-Seven Thousand Eighty-Three and 33/100 Dollars ($27,083.33); (ii) during the second through sixth Lease Years, the sum of Five Hundred Twenty-Five Thousand and 00/100 ($525,000.00) per Lease Year, in equal monthly in-stallments of Forty-Three Thousand Seven Hundred Fifty and 00/100 Dollars ($43,750.00); during the seventh through tenth Lease Years, during any partial Lease Year at the end of the Initial Term, and, in the event this Lease is extend-ed in accordance with Paragraph 43 hereof, during both Re-newal Terms, the sum of Five Hundred Seventy-Five Thousand and 00/100 Dollars ($575,000.00) per Lease Year, prorated during any partial Lease Year, in equal monthly install-ments of Forty-Seven Thousand Nine Hundred Sixteen and 66/100 Dollars ($47,916.66). Monthly installments of rent shall be paid in advance on the first day of each calendar month during the Term. With respect to any partial calen-dar month during any Lease Year, the rental payment for that month shall be prorated on a per diem basis.



                                      -2-

               (b)  As used in this Sublease, the Term
"Lease Year" means a period of twelve consecutive months, the first of which shall begin on the Commencement Date and all others of which shall begin on each anniversary of the Commencement Date during the Term of this Lease, and the Term "Lease Years" shall mean more than one Lease Year.

               (c)  The rent provided for in this Para-
graph 3 shall be in addition to, and over and above, all payments to be made by Lessee as hereinafter provided in other parts of this Sublease and, except for the rent spec-ified in Section 4.3 of the Prime Lease, all additional payments due or which may become due under the Prime Lease, and such rent shall be absolutely net to Lessor. It is the intention of the parties hereto that this Lease be an abso-lute net lease and that Lessor shall receive the rent and any sum or sums which shall or may become payable hereunder by Lessee under any contingency (which rent and all other sums are collectively referred to as the "Rent"), free from all taxes (including any taxes imposed on Rent in lieu of or in addition to real estate taxes but excluding income, franchise, personal property, estate, gift or inheritance tax), charges, expenses, damages and deductions of every kind or sort whatsoever relating to the Leased Premises or activities conducted on the Leased Premises, including, without limitation, any additional charges or expenses imposed by Prime Lessor under the Prime Lease. Lessee shall and will and hereby expressly agrees to pay all such Rent, and Lessee shall indemnify and hold Lessor harmless from and against any of the same. Lessee's obligation to pay Rent accruing prior to expiration or termination of this Sublease shall survive expiration or termination of this Sublease in the event of a default by Lessee.

               4.   Use.  The Leased Premises shall be used
and occupied only by Lessee and only for manufacturing, office and warehouse purposes which are compatible with the structure and construction of the Leased Premises, and in accordance with the terms and provisions of the Prime
Lease, and for no other purpose whatsoever. Lessee shall provide Lessor with at least 14 days' prior written notice of any change in the type of goods being warehoused, or the nature of the business being conducted in or from, the Leased Premises. Lessee warrants that no business will be conducted on the Leased Premises which will violate any zoning ordinances or the provisions of any insurance policy on the Leased Premises.





                             -3-

               5.   Prime Lease.

               (a)  This Sublease is subject and subordi-
nate in all respects to the Prime Lease and to all of its terms, covenant, conditions and provisions; provided, how-ever, that notwithstanding anything to the contrary con-tained in this Sublease, Lessee shall have no right or obligation with respect to Sections 10.3 and 10.4 of the Prime Lease, it being the understanding of the parties hereto that all such rights and obligations shall remain exclusively with Lessor. Lessee hereby acknowledges re-ceipt of the Prime Lease. If the Prime Lease is terminated or cancel led for any reason whatsoever (except as provided in paragraph (c) below), this Sublease, without liability to Lessor, will automatically terminate as of the date of termination of the Prime Lease; provided, however, if the Prime Lease terminated because of the action or conduct of Lessee, which action or conduct constitutes a default here-under, then the termination of the Prime Lease and the resulting termination of this Sublease shall not relieve
Lessee from liability for the default. Provided Lessee is not in default under this Sublease, Lessor covenants and agrees to pay all rent when due under the Prime Lease.
Lessor shall have no other obligations or duties with respect to the Prime Lease.

               (b)  In no event shall Lessor have any re-
sponsibility or liability for the conduct or actions of Prime Lessor except as expressly provided in Paragraph 34 below or shall Lessee have the right to abate, reduce, withhold or off set Rent under this Sublease by reason of the action, negligence or non-action of Prime Lessor.
Lessor hereby assigns, transfers, and sets over unto Lessee any and all claims and/or causes of action which Lessor now has or may hereafter acquire in connection with, or arising out of the Leased Premises.

               (c)  In the event Lessor acquires fee title
to the Leased Premises during the term, Lessor and Lessee agree that this Sublease shall not terminate and each shall recognize the other as landlord or tenant, as appropriate. At the request of Lessor, Lessee shall execute a lease with Lessor containing the terms and conditions of this Sublease.

               6.   Condition of Leased Premises.  Lessee
agrees that Lessor has made no representation or warranty of any nature whatsoever, express or implied, as to the condition or quality of the Building and other improvements included in the Leased Premises, and Lessee will and does



                                      -4-
hereby accept the Leased Premises and the Building and
other improvements included therein "as is" in such condi-
tion they are in on the Commencement Date, subject to all
defects therein, whether concealed or otherwise, and whe-
ther known or unknown to Lessor, and releases and forever
discharges Lessor from any and all damages of every kind
and nature that may be in any way occasioned thereby.
Lessor hereby grants to Lessee any and all rights, claims
and causes of action which Lessor possesses or may here-
after possess against AVA arising out of a breach of any of
the representations and/or warranties given by AVA under
that certain Purchase Agreement, dated February   , 1988;
between AVA, as Seller, and Lessor, as Purchaser.

               7.   Taxes.  (a)  Lessee shall pay before
delinquency, all taxes and assessments, whether general or special, license fees, and other charges of any kind that may be levied or assessed against Lessee's personal prop-erty installed or located in, on, or upon the Leased Prem-ises.

               (b)  Lessee shall pay all real estate taxes
and assessments and other governmental charges and imposi-tions of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, including, but not limited to, any sales tax hereinafter imposed upon the Rents (collectively, "Taxes"), and each and every install-ment thereof, which shall or may during the Term hereof be assessed, imposed or become due and payable out of, or for, any land, buildings, or improvements comprising the Leased Premises, including any of which may have been assessed or have become a lien prior to the Commencement Date but which are payable after the Commencement Date. Lessee shall have the right to contest the amount or validity, in whole or in part, of any Taxes or to seek a reduction in the valuation of the land or Building assessed for tax purposes, and Lessor shall cooperate in any such contest, including, without limitation, executing such documents as shall be necessary or proper for Lessee to pursue such contest. Any tax refund shall be paid to Lessee in such amount as is equal to the difference between the payment by Lessee of Taxes for the tax fiscal years covered by any contest and the payment that would have been made under the decision rendered in such contest. Lessor shall have the right to participate in any such proceeding at its expense, regard-less of whether the proceeding has been commenced by Lessee.

               (c)  In the event Lessor is obligated to
escrow Taxes under the terms of any financing secured by





                                      -5-
all or any portion of the Leased Premises or any interest therein, then Lessee shall pay to Lessor, concurrently with the monthly installments of Rent, a sum equivalent to the amount that Lessor is so obligated to escrow. Provided
Lessee has made all required payments as aforesaid, Lessor will apply such payments to satisfy its escrow obligations with such mortgagee with respect to payment of Taxes.

               (d)  If Lessee shall not promptly pay, prior
to delinquency thereof, any Taxes, Lessor may, but shall not be required to, pay the same without waiving or affect-ing any right herein, and Lessee shall pay to Lessor with the next installment of Rent due hereunder the amount, if any, so paid by Lessor by reason of Lessee's non-payment thereof, with interest thereon at a rate of interest per annum three points in excess of the prime rate of National
City Bank, changing as and when said prime rate changes
(the "Interest Rate"), from date of advance to date of repayment, and failing such timely repayment Lessor shall have all the remedies hereunder, as in the case of non-payment of rent.

               8. Utilities. Lessee shall pay all charges for water, sewage, heating, air conditioning, electricity, gas, telephone and all other utilities and utility services consumed in, furnished to, or charged against the Leased Premises, or any part thereof, during the Term of this Lease. Lessee shall furnish and pay for all services fur-nished to, required or used by, it in connection with its occupancy of the Leased Premises, including without limita-tion, the replacing of all light bulbs, fluorescent tubes, starters and ballasts as needed, all janitorial and clean-ing services, removal of debris, rubbish and waste, clean-ing of all windows and glass in or on the Leased Premises, keeping clean and free from debris and cleaning the snow and ice from the sidewalks, driveways, alleyways and accessways within the Leased Premises and all parts there-of, as well any and all vacant or unimproved land on or comprising part of the Leased Premises, and all other serv-ices required by Lessee in connection with its occupancy of the Leased Premises. Lessor shall not be liable for any delays, breakdowns, stoppages or deficiencies in furnishing any such utilities or services, and any of the same shall not be deemed constructive eviction of Lessee or as giving the Lessee any rights against Lessor.

               9.   Insurance.  In addition to the rent
hereinbefore provided, Lessee shall, at all times during the Term maintain insurance as follows:





                                      -6-

          (a)  Lessee shall, at its sole cost and
expense, keep the Leased Premises, together with all improvements thereon, insured (i) against loss or damage by fire, lightning, tornado, windstorm or cyclone, vandalism, malicious mischief, and such other perils as are now or may hereafter be included in the Term "extended coverage," or as Lessor may from time to time reasonably require, in an amount of not less than the full replacement cost thereof (excluding foundation and excavation costs) under an "agreed amount endorsement," (ii) against loss or damage by any steam boiler, pres-sure vessel or other such apparatus as Lessor may deem necessary to be covered by such insurance, but in any event to cover all equipment used in Lessee's business, to the full replacement value of the Leased Premises, and (iii) against such other risks, of a similar or dissimilar nature, as are or shall be customarily covered with re-spect to properties similar in construction, general location, use and occupancy to the Leased
Premises, or as may be required by the holder of any first mortgage against the Leased Premises.
Deductibles in any of the foregoing policies of insurance shall not exceed the sum of Fifty Thou-sand and 00/100 Dollars ($50,000.00). If the
Leased Premises is located in an area identified by the U.S. Department of Housing and Urban De-velopment as an area having special flood haz-ards, flood insurance shall be maintained in an amount not less than the unpaid principal balance which may, at any time, be owing under the Exist-ing Financing Documents, or the maximum limit of coverage available under the National Flood In-surance Act of 1968, as amended, whichever is less.

          (b)  Lessee, at its sole cost and ex-
pense, shall also maintain single limit compre-hensive general liability insurance insuring
Lessee, Lessor, Prime Lessor and such other par-ties as Lessor may designate against claims for personal injury, death or property damage occur-ring upon, in or about the Leased Premises and on, in or about the adjoining streets and pas-sageways, such insurance to afford protection to limits of not less than Lessor reasonably may require from time to time.





                                      -7-

               (c)  Lessee shall, at its sole cost and
     expense, maintain the workers' compensation cov-erage required of it under the applicable laws of the State of Ohio, and during any period of con-struction, contractor's liability and workmen's compensation insurance.

               (d)  All insurance required under sub-
     paragraphs (b) and (c) above shall insure Lessee, Lessor, Prime Lessor and such other parties as Lessor reasonably shall request, against any liability incident to the use of or resulting from any accident occurring in or about the Leased Premises.

               (e)  All policies of insurance main-
     tained by Lessee under this Paragraph 9 shall (i) be valid and enforceable, and issued by insurance companies qualified to do business in the State of Ohio and acceptable to Lessor and Prime Lessor and the companies issuing such insurance shall be notified, instructed and authorized to make any and all loss drafts thereunder payable to Lessor and/or Lessor's designee, and (ii) provide that the insuring company waives all right of recovery by way of subrogation against Lessor in connec-tion with any loss or damage covered by any such policy. Each policy of insurance shall be writ-ten so as not to be subject to cancellation or substantial modification without at least 10 days' advance written notice to Lessor, Prime
     Lessor, any mortgagee of the Leased Premises or any interest therein (a "Mortgagee") and Tran-zonic, and the holder of the Existing Financing
     Documents, or any other first mortgage of the Leased Premises, and Lessee shall obtain a written obligation on the part of each insurance carrier to give such written notice. Lessor shall be furnished with the original policies of insurance required to be maintained by Lessee hereunder. In the event of the expiration of any policy of insurance required of Lessee hereunder, a renewal policy shall be delivered to Lessor promptly after the commencement of the term there-under. Lessee agrees, at Lessee's sole cost and expense as further Rent hereunder, to pay all premium charges for said insurance during the continuance of this Lease, and, on demand, Lessee shall deliver to Lessor evidence of such payment.





                                      -8-

               (f)  In the event Lessor is obligated
     to escrow premiums for policies of insurance with any Mortgagee, then Lessee shall pay to Lessor, concurrently with the monthly installments of Rent, a sum estimated by Lessor to be equivalent to the amount which Lessor is so obligated to escrow. Provided Lessee has made all required payments as aforesaid, Lessor will apply such payments to satisfy its escrow obligations with such mortgagee with respect to payment of insur-ance premiums.

               10.  Waiver of Subrogation.  Lessor and
Lessee do hereby waive, to the extent no insurance coverage is invalidated thereby and to the extent not inconsistent with the Prime Lease, any and all right of recovery, claim, action or cause of action against the other, their respec-tive agents and employees, for any loss or damage that may occur to the Leased Premises, including the building or any additions or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause which could be insured against under the terms of a standard fire, vandalism, malicious mischief, and extended coverage insurance policy or policies, building contents and busi-ness interruption insurance policies, or for which Lessor or Lessee may be reimbursed as a result of insurance cover-age affecting any loss suffered by either party hereto, regardless of cause or origin, including the negligence of Lessor or Lessee, or their respective agents and employees.
All casualty insurance policies carried by either party covering the Leased Premises, including, but not limited to, contents, fire and other casualty insurance, shall expressly waive any right on the part of the insurer against the ether party for damage to or destruction of the Leased Premises resulting from the acts or omissions of the other party.

               11.  Repairs and Maintenance.  (a)  Lessee,
at Lessee's sole cost and expense, will keep and maintain the entire Leased Premises (including landscaping) in good condition and repair and will make promptly all necessary repairs, interior and exterior, structural and nonstruc-tural, ordinary as well as extraordinary, foreseen as well as unforeseen, with such repairs being at least equal in quality and class with the original work. In furtherance thereof, Lessee hereby agrees to initiate and carry out a program of regular maintenance and repair of the Leased
Premises. Lessee covenants to keep the Leased Premises and sidewalks in a clean and orderly condition and free of





                                      -9-
dirt, rubbish, snow and ice, and not to do or suffer any waste or damage, disfigurement or injury to the Leased
Premises with all improvements thereon. Lessee shall keep the premises in compliance with the laws of the State of Ohio, and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, at the sole cost and expense of Lessee, and Lessee shall comply with all requirements of law, ordinance or otherwise, affecting the Leased Premises.

               (b)  Lessee shall not remove any fixture or
article of personal property included in the demise here-under, nor remove or demolish any building or improvement located on the Leased Premises, without the prior written consent of Lessor.

               12.  No Waste.  Lessee will not commit, or
suffer to be committed, any waste upon the Leased Premises.

               13.  Alterations and Improvements by Lessee.
(a) Lessee shall have the right, at any time and from time to time, to make such nonstructural additions, alterations, improvements, and changes (hereinafter sometimes collec-tively referred to as "Alterations") in or to the Leased
Premises as Lessee shall consider necessary or desirable in connection with the conduct of its business, subject, however, to each of the following:

               (i)   Lessee shall pay all costs and
     expenses thereof;

               (ii)  all Alterations shall be made in
     a good and workmanlike manner in accordance with all applicable laws, ordinances, orders, rules, regulations, and requirements of governmental authorities and shall not cause a reduction in value of the Leased Premises or adversely affect the structural soundness of the building or im-provements comprising part thereof;

               (iii)  Lessee shall have procured all
     required permits and authorizations of governmen-tal authorities having jurisdiction;

               (iv)  all Alterations shall be made
     free and clear of mechanic's liens or other liens or claims in connection therewith;





                            -10-

               (v)  Lessee shall pay any increases in
     real estate taxes due to such Alterations;

               (vi)  upon request of Lessor, Lessee
     shall provide performance and payment bonds or otherwise secure the cost of such Alterations to the reasonable satisfaction of Lessor;

               (vii)  Lessee shall furnish to Lessor
     notice of any nonstructural Alterations costing in excess of Fifty Thousand and 00/100 Dollars
     ($50,000.00) at least thirty (30) days prior to commencement of construction of same; and

               (viii)  In no event shall Lessee make
     any structural Alterations to the Leased Prem-ises which exceed, in each instance, the sum of Fifty Thousand and 00/100 Dollars ($50.000.00), without the prior consent of Lessor, which con-sent shall not be unreasonably withheld.

               (b)  Except as elsewhere specifically pro-
vided to the contrary, all Alterations made by either of the parties hereto to or upon the Leased Premises shall be the property of Lessor and shall remain upon and be sur-rendered with the Leased Premises at the termination of this Lease. Lessee agrees that construction of any Altera-tions by it as aforesaid will be performed by Lessee on its own behalf and not as Lessor's agent.

               (c)  Lessor hereby agrees to contribute the
sum of Three Hundred Thirty Thousand and 00/100 Dollars
($330.000.00) toward the cost of any Alterations agreed upon by Lessor and Lessee during the first five (5) Lease
Years.

               14.  Liens.  Lessee will keep the Leased
Premises free of liens of any sort, except for any liens placed upon the Leased Premises by Lessor or Prime Lessor, and will indemnify and hold Lessor harmless from any liens which hereafter may be placed upon the Leased Premises by Lessee, its agents, contractors, employees and offices.

               15.  Non-Liability of Lessor.  Lessor shall
not be liable for any damage occasioned by the condition of the Leased Premises, or for failure of the Leased Prem-ises to be in repair (it being Lessee's responsibility to maintain the Leased Premises), or for any damage done or occasioned by or from fire, explosion, falling plaster,





                            -11-
dampness, the electrical system, the heating, air condi-tioning system, the plumbing and sewer system, in, above, upon or about the Leased Premises or for damages occasioned by water, snow or ice being upon or coming through the roof, walls, windows, doors or otherwise, or for any resul-tant damage to or loss of personal property or other prop-erty.

               16.  Indemnification.  Lessee hereby indem-
nifies Lessor and Prime Lessor and agrees to save Lessor and Prime Lessor harmless from and against any and all claims, actions, damages, liability and expenses in con-nection with loss or damage to property or injury or death to persons occurring in, on or about or arising out of, the Leased Premises and adjacent sidewalks and loading plat-forms or areas, or occasioned wholly or in part by any act or omission of Lessee, Lessee's agents, contractors, custo-mers or employees.

               17.  Compliance with Laws.  Lessee shall
use and occupy the Leased Premises in a careful, safe and proper manner, being careful not to overload any floors or other parts of the Building or other improvements on the Leased Premises, and will, at Lessee's expense, comply with the direction of the proper public officers as to the use, repair and maintenance of the Leased Premises.

               18.  Fixtures and Equipment.  (a)  All fix-
tures and equipment paid for by Lessor, if any, and all fixtures and equipment which may be paid for by Lessee from time to time but which are so incorporated and affixed to the Building or other improvements now or hereafter includ-ed within the Leased Premises that their removal would involve structural change to the aforesaid Building or other improvements, or which are required for the proper use and operation of the Building, shall be and remain the property of Lessor.

               (b)  Lessee shall file with Lessor on or
before June 1 of each Lease Year a certificate betting forth a description of any fixtures and equipment, and of any additions, remodeling, alterations, modifications or improvements to the land or the Building, which has become part of the Leased Premises during the preceding 12 calen-dar months, in order to enable Lessor to comply with Sec-tion 5.1 of the Prime Lease.

               (c)  All furnishings, equipment, and fix-
tures other than those specified in Paragraph 18(a) above,





                            -12-
which are paid for and placed upon the Leased Premises by Lessee from time to time, shall remain the property of Lessee and may be removed by Lessee upon termination of the Lease, provided that Lessee shall be obligated to repair any damage caused by such removal.

               19.  Damage or Destruction.   (a)  If less
than fifty percent of the replacement cost of the Building shall be damaged by fire or other casualty, Lessor shall repair the Leased Premises only to the extent of the net proceeds of all insurance carried with respect thereto and made available to the Lessor by the Mortgagee(s), if any, and any other portion with an interest therein. Neither the Rent nor any portion thereof shall abate during the period of repair and restoration.

               (b)  If more than fifty percent of the
Building shall be damaged by fire or other casualty, Lessor may elect, by written notice to Lessee within sixty (60) days after the date of such casualty, to terminate this Lease, in which event Lessor shall not be required to re-store or rebuild the Leased Premises, and Lessee's liability for Rent shall cease as of the date of such termination. If this Lease is not terminated as aforesaid, Lessor shall undertake reconstruction or repairs as soon as possible and prosecute the work with reasonable diligence, provided that Lessor's obligation hereunder shall be only to the extent of net proceeds of insurance carried with respect thereto and made available to the Lessor by the Mortgagee(s), if any, and any other party with an interest therein. Neither the Rent nor any portion thereof shall abate during the period of repair and restoration.

               (c)  In the event that (i) any repair or
restoration of the Leased Premises undertaken by Lessor pursuant to subparagraphs 19(a) or (b) above is not com-pleted within eight (8) months after the date of Lessor's commencement of such repair or restoration for any reason including the inadequacy of insurance proceeds, provided that Lessee complies with the insurance requirements of this Sublease (subject to extension for an event of Force
Majeure as defined in Paragraph 44 below), then Lessee may elect, by written notice to Lessor within thirty days after the end of such eight (8) month period (as extended if necessary by reason of Force Majeure) to terminate this Lease, in which event Lessor shall not be required to restore or rebuild the Leased Premises, and Lessee's liability for rent shall cease as of the date of such casualty.





                            -13-

               (d)  Lessor shall in no event be liable for
any inconvenience or interruption of Lessee's business caused by fire or other casualty.

               20.  Eminent Domain.  (a)  In the event the
Leased Premises or any part thereof shall be taken or con-demned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by right of eminent domain, the entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, shall belong to Lessor without any deduction therefrom for any present or future estate of Lessee, and Lessee hereby assigns to Les-sor all its right, title and interest to any such award.
All damages in the event of any condemnation are to belong to Lessor, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion, and fee, shall belong to Lessor without any deduction therefrom for any present or future estate of Lessee, and Lessee hereby assigns to Lessor all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to Lessor, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or to the fee of the Leased
Premises, Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damages to Lessee's business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements and equipment.

               (b)  If the whole of the Leased Premises
shall be taken by any public authority under the power of eminent domain, this Lease shall terminate as of the day possession shall be so taken by such public authority, and Lessee shall pay Rent up to that date. If less than 10% of the acreage of the Leased Premises and none of the Building included within the Leased Premises shall be so taken, this Lease shall terminate only with respect to the acreage so taken by such public authority, and Lessee shall pay rent up to that day with an appropriate refund by Lessor of such rent as may have been paid in advance for a period subse-quent to the date of the taking and, thereafter, the rent shall be equitably adjusted, and Lessor shall at its ex-pense restore the Leased Premises to the extent necessary to permit Lessee to continue its use of the Leased Prem-ises, but only to the extent of damages received from such





                            -14-
condemnation and made available to Lessor by the Mort-gagee(s), if any, and any other party with an interest therein. If 10% or more of the acreage of the Leased Prem-ises or any portion of the Building included within the Leased Premises shall be so taken, then this Lease shall terminate with respect to the part so taken from the day possession shall be taken by such public authority, and Lessee shall pay rent up to that day with an appropriate refund by Lessor of such rent as may have been paid in advance for a period subsequent to the date of the taking, and Lessor shall have the right and option to either termi-nate this Lease upon notice in writing within 30 days after such taking of possession or to restore the Leased Premises to the extent necessary to permit Lessee to continue its use of the Leased Premises, but only to the extent of dam-ages received from such condemnation and made available to Lessor by the Mortgagee(s), if any, and any other party with an interest therein. In the event that Lessee remains in possession, and if Lessor does not so terminate, all of the terms herein provided shall continue in effect except that the Rent shall be equitably abated. If any portion of the Building included within the Leased Premises shall be so taken, and if the remaining portion thereof, in the judgment of Lessor, cannot reasonably be used for the use set forth in Paragraph 4 hereof, then Lessee may elect to terminate this Lease by written notice to Lessor within 30 days following the day possession shall be taken by such public authority, any such termination to be effective upon such day.

               21.  Lessee's Default; Lessor's Remedies.
(a) In the event that any installment of Rent shall not be paid within 10 days after notice that the same becomes due, or in the event that Lessee shall at any time be in default in the observance or performance of any of the other cove-nants, agreements, terms, provisions and conditions assumed by or imposed upon it hereunder or under the Prime Lease, and such default continues for a period of 30 days after written notice from Lessor to Lessee of such default (un-less Lessee within said 30 day period has commenced the curing of such default and diligently proceeds without delay to cure the same), or within 30 days after notice if any waste be committed or damage done upon or to the Leased
Premises, or if a temporary or permanent receiver or trus-tee of Lessee's property be appointed by any court and such receiver or trustee shall not be discharged within 60 days after his appointment, or if the Lessee shall make a gene-ral assignment for the benefit of creditors, or if any execution or attachment shall be issued against the Lessee





                            -15-
or any of the Lessee's property on the Leased Premises (and such execution or attachment shall not be discharged within 60 days after its issuance), as a result of which the Leased Premises shall be taken or occupied by someone other than the Lessee, then and in any one or more of such events, Lessor shall be entitled, at its election, to exercise, concurrently or successively, any one or more or all of the following rights and remedies:

               (i)  to pay any sum lawfully and legal-
     ly required to be paid by Lessee to others than the Lessor which Lessee has failed to pay, and to perform any obligation lawfully and legally re-quired to be performed by Lessee, for the account of the Lessee, and any amount so paid by Lessor, with interest thereon from date of payment at the Interest Rate specified in Paragraph 7(d) above.

               (ii)  to enjoin any breach by the Lessee
     of any covenant, agreement, term, provision, or condition hereof.

               (iii)  to bring suit for the collection
     of the rent or other amounts for which Lessee may be in default, or for the specific performance of any other covenant devolving upon Lessee for performance, and for damages for the nonperform-ance thereof, all without entering into posses-sion or terminating this Lease.

               (iv)  to re-enter the Leased Premises
     or any part thereof, by summary proceedings or otherwise, and take possession thereof, without thereby terminating this Lease, and thereupon
     Lessor may expel and remove all property there-from, either peaceably or by such force as may be necessary, without becoming liable to prosecution or otherwise obligated therefor, and relet the Leased Premises or any part thereof for such periods and upon such terms according to Lessor's sole discretion, and receive the rent therefrom, applying the same first to the payment of the reasonable expenses of such re-entry and the cost of such reletting, and then to the payment of the rent accruing hereunder, and Lessee, whether or not the Leased Premises are relet, shall remain liable for any deficiency. It is agreed that the commencement and prosecution of any action by Lessor in forcible entry and detainer, ejectment





                            -16-
     or otherwise, or the appointment of a receiver, or any execution of any decree obtained in any action to recover possession of the Leased Prem-ises, or any re-entry, shall not be construed as an election to terminate this Lease unless Lessor shall, in writing, expressly exercise its elec-tion to declare the Term hereunder ended and to terminate this Lease, and, unless this Lease be expressly terminated, any such re-entry or entry by Lessor, whether had or taken under summary proceedings or otherwise, shall not be deemed to have absolved or discharged Lessee from any of its obligations and liabilities for the remainder of the Term of the Lease.

               (v)  to terminate this Lease, re-enter
     upon the Leased Premises and take possession thereof unencumbered by this Sublease. In the event Lessor shall elect to terminate this Lease as aforesaid, all rights of Lessee, and of any permitted successors and assigns, shall cease and determine and Lessor shall have and retain full right to sue for and collect all rents and other amounts for the payment of which Lessee shall then be in default, and shall have full right to sue for and collect damages to Lessor by reason of such breach, and Lessee shall surrender and deliver up the entire Leased Premises to Lessor, together with all improvements and additions thereto, and upon any default by Lessee in so doing Lessor shall have the right to recover possession by summary proceedings or otherwise, and to obtain a receiver and other ancillary relief in such action, and again to have and enjoy the Leased Premises, fully and completely, as if this Lease had never been made. However, any such termination of this Sublease and dispos-session of Lessee shall not be deemed to have absolved or discharged Lessee from any of its obligations and liabilities accruing prior to the date of termination of this Sublease. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Leased Prem-ises by reason of the breach or violation by Les-see of any of the covenants and conditions in this Lease contained or otherwise.





                            -17-

               (b)  Any amount or amounts paid by Lessor
for the account of Lessee for the performance of any obli-gations required to be performed by Lessee shall be treated as further Rent due hereunder, and Lessor may exercise concurrently or successively any one or more of the rights and remedies contained herein for the enforcement of or default in the payment of rent.

               (c)  After service of notice or commencement
of suit by Lessor for possession of the Leased Premises, or after final judgment for possession of the Leased Premises in favor of Lessor, Lessor, without prejudice, may receive and collect rent and other sums due from Lessee, and the payment of said rent or other sums shall not waive or af-fect said notice, suit, or judgment.

               (d)  All rights and remedies granted herein
and any other rights or remedies which Lessor may have at law or in equity are hereby declared to be cumulative and not exclusive, and the fact that Lessor may have exercised any remedy without terminating this Lease shall not impair
Lessor's rights thereafter to terminate or to exercise any other remedy herein granted or to which Lessor may other-wise be entitled.

               22.  Signs.  Lessee may place signs on the
Leased Premises advertising Lessee's business or products, provided such signs (a) are professionally made, (b) comply with all laws or ordinances regulating signs on the Leased
Premises, and (c) are kept in first-class sightly condition at all times.

               23.  Subletting and Assignment.  Lessee may
sublet all or any portion of the Leased Premises or assign, whether voluntarily, involuntarily or by operation of law, this Sublease or any interest in the Leased Premises, with-out the consent of Lessor, subject, however, to such limi-tations as may be set forth in the Tranzonic Assignment and the AVA Assignment and the Consent of Tranzonic attached thereto. Lessee shall notify Lessor of any assignment or subletting. In the event of any sublease or assignment, the named Lessee shall remain liable for the performance of all of Lessee's covenants hereunder.

               24.  Surrender.  Whenever this Lease is
terminated, whether by lapse of time, forfeiture, or in any other way, Lessee will yield and deliver up the Leased
Premises, including the Building and other improvements included therein, peaceably to Lessor in as good repair as





                            -18-
when taken, except for reasonable and normal wear and tear from the date of the last repair or replacement required under Paragraph 11 hereof, takings of eminent domain, and for damage or destruction resulting from causes which are covered by the casualty insurance policy or policies ob-tained by Lessee, provided the proceeds are paid to Lessor in accordance with the provisions of this Lease.

               25.  Sale by Lessor.  In the event of a sale
or conveyance by Lessor of its interest in the Leased Prem-ises, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the suc-cessor in interest of Lessor in and to this Lease for per-formance and fulfillment of-the obligations imposed upon Lessor hereunder after the date of such sale or conveyance. This Lease shall not be affected by any such sale or con-veyance, and Lessee agrees to attorn to the purchaser or assignee, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Lease.

               26.  Reservation of Lessor.  Lessor reserves
the right to enter the Leased Premises at all reasonable times to inspect the same, to perform any acts with respect thereto as it is obligated or entitled to perform and dur-ing the last twelve months of the Term to show the Leased
Premises to prospective tenants.

               27.  Rent Demand.  Every demand for Rent due
wherever and whenever made shall have the same effect as if made at the time it falls due and at the place of payment, and after the service of any notice or commencement of any suit, or final judgment therein, Lessor may receive and collect any Rent due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

               28.  Subordination.  Lessee agrees to sub-
ordinate its rights under this Lease to the lien of any mortgage that may hereafter be placed upon the Leased Prem-ises or any part thereof and to any and all advances to be made thereunder, and to the interest thereon, and all re-newals, replacements and extensions thereof; provided that the holder of such mortgage agrees not to disturb the ten-ancy of Lessee following foreclosure so long as Lessee is not in default hereunder. Lessee also agrees that any mortgagee may elect to have this Lease prior to the lien





                            -19-
of its mortgage, and upon notification to Lessee on such' election, this Lease shall be deemed prior in lien to such mortgage. Lessee agrees that, upon the request of Lessor, or any mortgagee, it shall execute and deliver whatever instruments may be required to carry out the intent of this paragraph, and in the event Lessee fails so to do within ten days after demand in writing, Lessee does hereby make, constitute and irrevocably appoint Lessor as its attorney in fact and in its name, place and stead so to do.

               29.  Notices.  Any notices, statements,
payments, acknowledgments and consents required to be given by or on behalf of either party to the other shall be in writing and shall be given by mailing such by certified mail, return receipt requested, addressed to such party at the address indicated in the Preamble hereof or at such other address as may be specified by such a notice from time to time. Except as otherwise provided in Paragraphs
41 and 43 below, such notices shall be effective when they are deposited in an official United States Post Office, postage prepaid.

               30.  Holdover.  Should Lessee hold over the
Leased Premises or any part thereof after the expiration of the Term hereof, unless otherwise agreed to in writing, such tenancy shall constitute a tenancy from month to month only, and Lessee shall pay monthly rental equal to 150% of the monthly rental in effect immediately preceding the expiration of the Term hereof, payable in advance on the first day of each calendar month, but otherwise on the same terms and conditions as herein provided.

               31.  Accord and Satisfaction.  No payment by
Lessee or receipt by Lessor of a lesser amount than the rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accom-panying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy provided ford in this Lease or available at law or in equity.

               32.  Estoppel Certificates.  Lessee agrees
that at any time and from time to time within ten days following request by Lessor, Lessee will execute, acknowl-edge and deliver to Lessor a statement in writing certify-ing (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same





                            -20-
is in full force and effect as modified and identifying the modifications), (b) the dates to which the rent and other charges have been paid, and (c) that Lessor is not in de-fault under any provisions of this Lease or if there has been a default the nature of said default. It is intended that any such statement may be relied upon by any person proposing to acquire Lessor's interest in this Lease or any prospective mortgage of, or assignee of any mortgage upon, such interest.

               33.  No Waiver.  No waiver of any condition
or legal right of remedy shall be implied by the failure of Lessor to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing signed by Lessor. No waiver by Lessor of a breach of any condition may be claimed or pleaded to excuse a future breach of the same condition or covenant. The mention in this Lease of any specific right or remedy shall not preclude Lessor from exercising any other right or from having any other remedy or from main-taining any action to which it may be otherwise entitled either at law or in equity; and for the purpose of any suit by Lessor brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained as successive periodic sums shall mature under this Lease and it is further agreed that failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovering of said sum or sums so omitted.

               34.  Quiet Enjoyment.  Lessor hereby cove-
nants and agrees that if Lessee shall perform all the cov-enants and agreements herein stipulated to be performed on Lessee's part. Lessee shall at all times during the contin-uance hereof have the peaceable and quiet enjoyment and possession of the Leased Premises without any manner of let or hindrance from the Prime Lessor or persons lawfully claiming by or through Lessor.

               35.  Memorandum of Lease.  The parties cov-
enant and agree that this Lease shall not be recorded, but upon written request of Lessor or Lessee, a Memorandum of Lease, prepared by Lessor describing the property herein demised, giving the Term of this Lease and the name and address of Lessor and Lessee, and referring to this Lease
(but containing no other terms or provisions hereof except as may be permitted or required by Lessor) shall be prompt-ly executed, acknowledged and delivered by both parties.
Such Memorandum of Lease may be recorded by either party.





                            -21-

               36.  Entire Agreement.  This Lease and the
exhibits attached hereto set forth all the covenants, prom-ises, agreements, conditions and the understandings of the parties hereto. Except as herein otherwise provided, no subsequent alterations, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

               37. Sublease Inures to Benefit of Assignees. This Sublease and all the covenants, provisions and condi-tions herein contained shall inure to the benefit of and be binding upon the parties and their respective successors and assigns; provided, however, that no assignment by, from, through or under Lessee in violation of the provisions hereof shall vest in the assigns any right, title or in-terest whatever.

               38.  Mortgages.  Notwithstanding the pro-
visions of Paragraph 29 hereof, no notice to Lessor here-under shall be effective unless and until a copy hereof shall have been forwarded to each Mortgagee in the same manner as notices are to be given pursuant to Paragraph 29 hereof provided that Lessee theretofore has been provided in writing the identity and notice address of Mortgagee(s).

               39.  Governing Law.  This Lease shall be
governed by, and construed in accordance with, the laws of the State of Ohio.

               40.  Successors.  Lessee understands and
agrees that in the event that the Lessor's interest in and to this Lease shall pass to any successor of Lessor or any other party succeeding to the Lessor's interest in and to this Lease, that such successor of Lessor or to the Les-sor's interest in and to this Lease shall not be bound by prepayments of Rent for more than one month in advance, nor by any offsets or defenses of Lessee against Lessor, nor, with respect to the holder of any security interest affect-ing the Lessor's interest in this Lease, by any amendment to this Lease to which such holder has not consented in writing; provided, however, nothing herein contained shall limit Lessee's right to enforce the provisions of this Lease against any such successor from and after the date upon which such successor succeeds to the Lessor's interest in and to this Lease.

               41.  Lessee's Option to Purchase.  Provided
that on the date of the notice of exercise described in subsection 41(a) Lessee is not in material default of its





                            -22-
obligations under this Lease, Lessee shall have the right and option to purchase the Leased Premises (the "Option") upon the following terms and conditions:

               (a) The Option shall be exercisable by writ-ten notice to Lessor not earlier than twelve (12) months nor later than the one hundred eightieth (180th) day prior to the expiration of each of the fifth (5th), tenth (10th), and if applicable, fifteenth (15th) and twentieth (20th) Lease Years during the Term.

               (b)  The purchase price for the Leased Prem-
ises under the Option shall be an amount mutually agreed upon by the parties hereto. In the event the parties are unable to agree upon a purchase price within five (5) days following Lessee's notice to Lessor given pursuant to subparagraph 41(a) above, then the purchase price shall be equal to the Fair Market Value (as hereinafter defined) of the Leased Premises on the date of the exercise of the Option. As used herein, the term "Fair Market Value" shall mean the price in terms of money which the Leased Premises would bring, free and clear of all indebtedness, if exposed to the open market, allowing a reasonable time to find a purchaser, who buys with knowledge of the current use of the Leased Premises as a manufacturing, warehouse and dis-tribution facility and for purposes of maintaining such use. Except as otherwise herein provided, Fair Market
Value shall be determined by an independent member of the American Institute of Real Estate Appraisers "M.A.I.
Appraiser" with at least five (5) years of experience in appraising real property in the area in which the Leased
Premises is located. The M.A.I. Appraiser shall be mutually selected by Lessor and Lessee within thirty (30) days after the date of Lessee's exercise of the Option, with Lessor and Lessee each paying one-half of the M.A.I.
Appraiser's fee. The M.A.I. Appraiser will furnish each party a written appraisal within thirty (30) days, and such appraisal shall be deemed to be Fair Market Value. If
Lessor and Lessee cannot, within thirty (30) days after Lessee's exercise of the Option, agree on an acceptable
M.A.I. Appraiser, Lessor and Lessee will each select an M.A.I. Appraiser. Each selected appraiser will be paid by the party employing the appraiser and will furnish each party a written appraisal within thirty (30) days. If the difference between the two appraisals is an amount not more than ten percent (10%) of the higher appraisal, Fair Market
Value shall be the average of the two appraisals. If the difference between the two appraisals is an amount greater than ten percent (10%) of the higher appraisal, a third





                            -23-

M.A.I. Appraiser will be appointed by the two selected appraisers. The appointed M.A.I. Appraiser will be paid equally by Lessor and Lessee, and will independently ap-praise the Leased Premises and submit a written appraisal within thirty (30) days to each party. Fair Market Value will be equal to the appraisal of the third M.A.I. Apprais-er. If either party or its selected M.A.I. Appraiser fails or refuses to select an M.A.I. Appraiser as required above, then either Lessor or Lessee, on behalf of both, shall have the right to seek appointment of an M.A.I. Appraiser by requesting such appointment by the then-presiding adminis-trative judge of the Common Pleas Court of Cuyahoga County, Ohio. The other party shall not raise any question as to such judge's full power and jurisdiction to entertain the application and make the appointment.

               (c)  For a period of ten (10) days following
Lessee's receipt of notice of a determination of the pur-chase price as provided in subparagraph 41(b), Lessee shall have the right, exercisable by written notice to Lessor, to rescind its exercise of the Option, whereupon the Option shall thereafter be of no further force or effect and this Lease shall remain intact for the balance of the Term. In the event Lessee exercises its right to rescind the Option, Lessee shall pay, or reimburse Lessor, as the case may be, for all fees and expenses of the M.A.I. Appraisers referred to in subparagraph 41(b) of this Lease.

               (d)  The consummation of the purchase by
Lessee pursuant to the Option (the "closing") shall occur sixty (60) days from the date that Fair Market Value is determined under subparagraph 41(b). On the closing date, Lessor shall convey the Leased Premises to Lessee pur-suant to and upon compliance with Paragraph 42 hereof, and Lessee shall pay to Lessor the purchase price described above, together with all Rent and all other sums then due and payable under this Lease to and including the closing date. On the closing date, this Lease shall terminate except with respect to obligations and liabilities of Lessee and Lessor under this Lease, actual or contingent, which have arisen on or prior to such date or which by their terms shall survive the closing date.

               42.  Procedure Upon Tenant's Purchase.

               (a)  If Lessee shall purchase the Leased
Premises pursuant to Paragraph 41 of this Lease, Lessor shall convey title on the closing date by limited warranty deed in form approved by Lessee (the "Deed"), subject only





                            -24-
to:  (i) the Approved Exceptions (as hereinafter defined);
(ii) any charges, liens, security interests and encumbrances upon the Leased Premises granted by, or attributable to the acts of, Lessee, and (iii) all applicable zoning ordinances and taxes and assessments which are a lien but are not yet due and payable. Within thirty (30) days following the determination of Fair Market Value under subparagraph 41(b), Lessor shall cause to be delivered to Lessee a commitment (the "Owner's Commitment") from Chicago Title Insurance Company ("Title Company") to issue an ALTA Owner's Fee Policy of Title Insurance (Form B-Revised 10-17-70) (the "Title Policy"). If any condition of record, defect in, or encumbrance on, title to the Leased Premises, other than those referred to in clauses (i), (ii) and (iii) above, appears in the Owner's Commitment or if the Survey dis-closes any encroachments, overlaps, boundary line disputes or any other matters affecting title to the Leased Property or resulting in violation of any law, rule or regulation, Lessor shall have ninety (90) days after the date of the Owner's Commitment to cause such condition, defect or en-cumbrance to be removed. If such condition, defect, or encumbrance is not removed, Lessee shall have the right, upon written notice given to Lessor and the Title Company within ten (10) days after expiration of such ninety (90) day period, to: (x) accept title to the Leased Premises and proceed with the purchase subject to such defect with such reduction of the purchase price as reflects the impact on Fair Market Value of the condition, defect or encum-brance, or (y) rescind the exercise of the Option, without terminating the right of Lessee subsequently to exercise the Option and without terminating this Lease. In the event Lessee exercises the option designated as (y), all funds and documents deposited in escrow shall be returned to the depositing party and all escrow fees and other charges incurred in anticipation of transfer of title to Lessee shall be paid or satisfied by Lessor.

               (b)  Upon the closing date, Lessee shall pay
to Lessor the purchase price specified herein by deposit-ing same in escrow with the Title Company. Lessor shall deposit in said escrow the Deed and any other instruments necessary to transfer, convey or assign to Lessee any other property included within the Leased Premises, and shall cause issuance of the Title Policy in the full amount of the purchase price, without exception for the so-called standard printed exceptions (rights or claims of parties in possession not shown by the public records; encroachments, overlaps, boundary line disputes or any other matters which would be disclosed by an accurate survey or inspection of





                            -25-
the Leased Premises; easements or claims of easements not shown by the public records; or any lien or right to a lien for services, labor or materials furnished to the Leased
Premises, imposed by law and not shown by the public rec-
ords) unless and except to the extent that any such mat-ters included in the so-called standard exceptions has been caused, approved or waived, by Lessee, and showing as exceptions to title only those matters listed in sub-paragraph 42(a) above.

               (c)  Lessee shall pay its attorneys' fees,
recording fees for the deed, one-half of the cost of the Survey and one-half of any escrow fees charged by the Title
Company in connection with the closing. Lessor shall pay its attorneys' fees, one-half of any escrow fee charged by the Title Company in connection with the closing, the premium for the Title Policy in the full amount of the pur-chase price specified herein, cost of title examination of the Leased Premises and the Owner's Commitment, one-half of the cost of the Survey and all transfer taxes and convey-ance taxes which may be imposed by reason of such convey-ance, transfer and assignment and the delivery of the Deed.

               43.  Option to Renew Lease.  (a)  Lessor
hereby grants to Lessee, subject to the provisions of Paragraph 43(b) below, the right to extend this Sublease for two (2) periods of five (5) years (each a "Renewal
Term" and collectively, "Renewal Terms"), each commencing upon the expiration of the Initial Term or first Term, as the case may be, unless sooner terminated as hereinafter provided, at the same Rent as was payable during the last
Lease Year of the Initial Term and otherwise upon the same terms, covenants and conditions as applied to the Initial
Term except for the option to extend then exercised.

               (b)  Lessee shall have the right and option
to extend the Term as hereinabove provided by delivering to Lessor written notice of such election not later than 11:00 a.m. on the 365th day prior to the expiration of the Ini-tial Term or the first Renewal Term, as the case may be.
Time shall be of the essence in the exercise of the option.
Notwithstanding the foregoing, the exercise by Lessee of an option to extend the Term shall not be effective, at the election of Lessor, if there exists on either the date of exercise or the intended commencement date of the Renewal
Term a condition or event constituting an event of default.

               44. Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented





                            -26-
from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a similar or dissimilar nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease (an event of "Force Majeure"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 44 shall not operate to excuse Tenant from prompt payment of Rent or any component thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed on the day and year first above written.

Signed in the presence            31100 SOLON ROAD, INC.
  of:                              an Ohio corporation



                                 By



                                  AMERICAN CONSUMER PRODUCTS, INC.
                                    an Ohio corporation



                                 By

STATE OF OHIO             )
                          )  SS.
COUNTY OF CUYAHOGA        )

               BEFORE ME, a Notary Public in and for said
County and State, personally appeared
the President , of 31100 SOLON ROAD, INC., an
Ohio corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same is the free act and deed of said corpo-ration, and his free act and deed individually and as such officer.

               IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this 24th day of February, 1988.



                                      Notary Public



STATE OF OHIO             )
                          )           SS.
COUNTY OF CUYAHOGA        )

               BEFORE ME, a Notary Public in and for said
County and State, personally appeared
the                      , of AMERICAN CONSUMER PRODUCTS,
INC., an Ohio corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same is the free act and deed of said corporation, and his free act and deed individually and as such officer.

               IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this 24th day of February, 1988.



                                    Notary Public


This instrument prepared by:

Thompson, Hine and Flory
1100 National City Bank Building
Cleveland, Ohio  44114